Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Names Experienced Leader
Jeffrey Weidley as Chief Deposits Officer

(FAIRMONT, W.Va.) January 14, 2025 – MVB Financial Corp. (Nasdaq: MVBF) (“MVB,” “MVB Financial” or the “Company”), the parent holding company for MVB Bank (the “Bank”), has named Jeffrey Weidley as Chief Deposit Officer. Weidley is an accomplished banker with a track record of developing and executing strategic initiatives, building profitable business units and optimizing client experiences.

“We are pleased to welcome Jeff Weidley to the MVB family as a trusted partner on the financial frontier, committed to the success of our Team, clients, communities and shareholders,” said Larry F. Mazza, CEO, MVB Financial and MVB Bank.

“With his expertise in payments, commercial and consumer banking and his proven ability to drive growth, cultivate successful teams and lead impactful projects, Jeff will be an asset to Team MVB in this new role.”

At MVB, Weidley is responsible for developing and implementing strategies to grow and maintain MVB Bank’s deposit base, enhance client relationships and ensure the profitability and competitiveness of deposit products.
He provides leadership to the teams fueling deposit-related activities, including MVB’s Commercial, Specialty Deposits, Banking Centers and Digital Banking teams.

Weidley joins MVB from Sandy Spring Bank, where he spent more than 16 years in progressively responsible positions overseeing deposit, lending and digital initiatives across Treasury Management, Omni-Channel,

Business Banking & SBA and Commercial Banking. Prior to Sandy Spring, he served in both retail and commercial banking at SunTrust Bank.

He earned an MBA from Loyola University Maryland, a B.S. in Business from Johns Hopkins University and an Executive Leadership Certificate from The Wharton School of the University of Pennsylvania. Weidley also graduated from Maryland Banking School and Stonier Graduate School of Banking, where he now serves as a faculty member.

About MVB Financial Corp.
MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank's subsidiaries, the Company provides banking services to Fintech clients throughout the United States. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-looking Statements
MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,”, “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity, and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business, and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise, or correct any forward-looking statements.

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